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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Evans & Sutherland Computer Corporation

We consent to incorporation by reference in the Registration Statements Nos. 33-39632, 333-53305, 333-58733, 333-104754, and 333-118277 on Forms S-8 and Registration Statements Nos. 333-09657 and 333-137637 on Forms S-3 of Evans & Sutherland Computer Corporation of our report dated March 7, 2008, with respect to the consolidated balance sheets of Evans & Sutherland Computer Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for the years then ended, which report appears in the December 31, 2007 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.

/s/ TANNER LC

March 7, 2008
Salt Lake City, Utah

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm